                                                                    EXHIBIT 10.2

                    AMENDMENT TO LEASE DATED OCTOBER 1, 1983

         This Amendment is to be attached, and will constitute an extension of the Lease dated October 1, 1983, by and between West Acres Office Park (hereafter referred to as "WAOP") as Landlord, and Great Plains Software O.C., Inc. (hereafter referred to as GPS) as Tenant, covering the continuing leasing of office space in the WAOP building.

                                                        TOTAL SQUARE         COST PER          MONTHLY
AREA DESCRIPTION                                            FEET            SQUARE FOOT        RENTAL
----------------                                        ------------        -----------        -------
BASEMENT:
1.  NW Corner                                                 741              $ 8.53              527
2.  Northwest (foss small repro)                              520              $ 8.53              370
3.  West Conf. Room                                           300              $ 8.53              213
4.  Northeast                                               1,275              $ 8.53              906
5.  Southwest Corner                                        1,276              $ 8.53              907
6.  South Middle                                              280              $ 8.53              199

MAIN:
7.  North                                                   5,355              $13.97            6,234
8.  Southwest Corner                                        3,912              $13.97            4,554

TOP:
9.  North                                                   5,354              $13.97            6,233
10. South                                                   7,825              $13.97            9,110
                                                           ------                              -------
                              TOTALS                       26,838           Total Sq. Feet     $29,253
                                                           ------                              -------

PARKING:
1.  Garage (four paid at $45, five free)                                                       $   180
2.  Outside plug-ins (six paid at $7.50, three free)                                                45

                                                             TOTAL MONTHLY RENTAL              $29,478


ADDITIONALLY, WAOP AND GPS HAVE AGREED TO THE FOLLOWING:

A. This Amendment shall be effective July 1, 1998 and continue through June 30, 2003.

B. The rent listed above shall be effective July 1, 1998 and remain fixed through June 30, 2002. Thereafter, the rent shall be adjusted as of July 1, 2002 by the change in the Midwest Consumer Price Index from March 31, 2001 vs. March 31, 2002, not to exceed 3%.

C. WAOP shall perform the following maintenance as soon as is practicable, and no later than March 1, 1999:
       i.    Replace the bathroom flooring

D. WAOP will install an external shut-off valve as soon as is practicable, and no later than May 1, 1999.

E. WAOP will continue to work on exterior building water leaks, with a problem correction by October 1, 1998, if possible, and no later than June 1, 1999.

F. WAOP shall seek improvements in daytime maintenance as outlined in the GPS letter of July 20, 1998, attached hereto.

G. Between January 1 and May 31, 2002, GPS may give notice of early termination by providing WAOP a six month notice of termination AND a lump sum prepayment of four months rent beyond occupancy. After June 1, 2002, GPS may give notice of early termination by providing WAOP a four month notice of termination AND a lump sum payment of three months rent beyond occupancy.

H. At any time during the term of this lease extension, GPS shall have the right to sublease any and all space to a related entity or to a Partner/Developer, doing business with GPS. GPS shall also have the right to sublease any or all space to any business entity, with the consent of WAOP, and such consent shall not be unreasonably withheld.

Dated this 21 day of December, 1998.


WEST ACRES OFFICE PARK                      GREAT PLAINS SOFTWARE O.C., INC.



By:  /s/ Dennis L. Fuhrman                  By:  /s/ Jodi Uecker-Rust
    -------------------------                   --------------------------------
       (as Landlord)                              (as Tenant)
    DENNIS L. FUHRMAN,                          JODI UECKER-RUST,
       GENERAL PARTNER                            EXECUTIVE VICE PRESIDENT


WITNESS:                                    WITNESS:


 /s/ Donna Hentges                           /s/ Douglas R. Herman
-----------------------------               ------------------------------------

                            SIXTH AMENDMENT TO LEASE


         This Sixth Amendment to Lease is dated as of the 14th day of June, 1999, between WEST ACRES OFFICE PARK PARTNERSHIP, A NORTH DAKOTA GENERAL PARTNERSHIP ("Landlord") and GREAT PLAINS SOFTWARE O.C., INC., A MINNESOTA CORPORATION ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into that certain Lease dated October 1, 1983, as amended by Amendment dated April 25, 1984, as amended by Amendment dated September 30, 1985, as amended by Amendment dated November 26, 1988, as amended by Amendment dated July 20, 1993, and as amended by Amendment dated December 21, 1998 (the Lease, as amended by all such Amendments, the "Lease"), relating to certain real property hereafter identified.

         B. The parties wish to clarify and/or amend the legal description of the real property intended to be covered by the Lease.

                                   AGREEMENTS

         In consideration of the recitals and the following mutual agreements, the parties agree to amend the Lease as follows:

         1. LEGAL DESCRIPTION. Notwithstanding anything in the Lease to the contrary, the only real property upon which the Leased Premises (as defined in Section 1 of the Lease) is located is legally described as: Lot 1, Block 1, of West Acres First Subdivision in part of the East 1/2 of Section 15, Township 139 North of Range 49 West of the 5th P.M., situate in the City of Fargo, Cass County, North Dakota.

         2. CONTINUING EFFECT/FURTHER MODIFICATIONS. The Lease, except as hereby expressly amended, remains unmodified and in full force and effect. The Lease shall not be further amended except in a writing signed by the parties.

         The parties have signed this Sixth Amendment as of the date first above written.

LANDLORD:                                   TENANT:

WEST ACRES OFFICE PARK PARTNERSHIP          GREAT PLAINS SOFTWARE O.C., INC.

By:  /s/ Dennis L. Fuhrman                  By:  /s/ Douglas R. Herman
    -----------------------------------         --------------------------------
    Dennis L. Fuhrman, Managing Partner         Douglas R. Herman,
                                                General Counsel